Exhibit 99.1

Raytheon Company Media Relations 870 Winter Street Waltham, MA 02451 http://www.raytheon.com

News release

Contact:

Steve Brecken

781.522.5127

RAYTHEON CONCLUDES FINAL SETTLEMENT WITH SEC

WALTHAM, Mass., (June 28, 2006) – Raytheon Company (NYSE: RTN) announced today that the Securities and Exchange Commission (SEC) has authorized final settlement of a previously-disclosed investigation into the Company’s disclosures and accounting practices, primarily related to its Raytheon Aircraft Company (RAC) commuter aircraft business, during the period from 1997 to 2001.

Consistent with the terms of the Company’s offer of settlement made in April 2005, Raytheon, without admitting or denying any wrongdoing, will pay a penalty of $12 million and consent to the entry of a cease and desist order with respect to violations of Sections 17(a)(2)-(3) of the Securities Act of 1933 and Sections 13(a) and 13(b)(2)(A)-(B) of the Securities Exchange Act of 1934 and related SEC rules. As previously disclosed, Raytheon recorded a $12 million after-tax charge related to the offer of settlement in the first quarter of 2005. This settlement concludes the SEC’s investigation of this matter with respect to the Company.

Raytheon Company, with 2005 sales of $21.9 billion, is an industry leader in defense and government electronics, space, information technology, technical services, and business and special mission aircraft. With headquarters in Waltham, Mass., Raytheon employs 80,000 people worldwide.